EXHIBIT 24

                               POWER OF ATTORNEY



We, the undersigned directors of Lee Enterprises, Incorporated, hereby severally constitute Richard D. Gottlieb and Larry L. Bloom, and each of them, our true and lawful attorneys with full power to them, and each of them, to sign for us and in our names, the capacities indicated below, the Annual Report on Form 10-K of Lee Enterprises, Incorporated for the fiscal year ended September 30, 1997 to be filed herewith and any amendments to said Annual Report, and generally do all such things in our name and behalf in our capacities as directors to enable Lee Enterprises, Incorporated to comply with the provisions of the Securities Exchange Act of 1934 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Annual Report on Form 10-K and any and all amendments thereto.

                                                              Date

/s/ Rance E. Crain
Rance E. Crain, Director                             November 18, 1997

/s/ J. P. Guerin
J. P. Guerin, Director                               November 18, 1997

/s/ Andrew E. Newman
Andrew E. Newman, Director                           November 18, 1997

/s/ Charles E. Rickershauser, Jr.
Charles E. Rickershauser, Jr., Director              November 18, 1997

/s/ Ronald L. Rickman
Ronald L. Rickman                                    November 18, 1997

/s/ Lloyd G. Schermer
Lloyd G. Schermer, Chairman of the Board
  and Director                                       November 18, 1997

/s/ Phyllis Sewell
Phyllis Sewell, Director                             November 18, 1997

/s/ Richard W. Sonnenfeldt
Richard W. Sonnenfeldt                               November 18, 1997

/s/ Mark Vittert
Mark Vittert, Director                               November 18, 1997